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Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-233557

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED JUNE 1, 2020

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 10, 2019)

12,500,000 American Depositary Shares

Representing 75,000,000 Ordinary Shares

$             per ADS

We are offering 12,500,000 American Depositary Shares, or ADSs. The ADSs will be evidenced by American Depositary Receipts, or ADRs, and each ADS represents the right to receive 6 ordinary shares.

We have granted the underwriters an option to purchase up to 1,875,000 additional ADSs.

The ADSs are listed on The Nasdaq Global Select Market under the symbol "ADAP." On May 29, 2020, the last reported sale price of the ADSs on The Nasdaq Global Select Market was $11.07 per ADS.

Investing in the ADSs involves risks. See "Risk Factors" beginning on page S-5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Public Offering Price	$	$
Underwriting Discount(1)	$	$
Proceeds to Adaptimmune (before expenses)	$	$

(1)
We have agreed to reimburse the underwriters for certain expenses incurred with this offering. See "Underwriting."

The underwriters expect to deliver the ADSs to purchasers on or about                           , 2020 through the book-entry facilities of The Depositary Trust Company.

Joint Book-Running Managers

Cowen	SVB Leerink

Lead Manager

Roth Capital Partners

                           , 2020

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated under the laws of England and Wales. Some of our directors and officers reside outside the United States, and a substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on us or our directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries) or have any of them appear in a United States court. There is doubt as to the enforceability in the United Kingdom, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated on the U.S. federal securities laws.

S-i

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under "Where You Can Find More Information." These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the underwriters have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        Unless otherwise indicated or the context otherwise requires, "Adaptimmune," the "Company," "we," "us" and "our" refer to Adaptimmune Therapeutics plc and its consolidated subsidiaries, except where the context otherwise requires. "Adaptimmune" and "SPEAR" are registered trademarks of Adaptimmune.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the financial statements and other documents incorporated by reference in this prospectus supplement may contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus supplement, the accompanying prospectus and the financial statements and other documents that we incorporate by reference in this prospectus supplement are forward-looking statements.

        These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested

S-ii

by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future. Important factors that could cause those differences include, but are not limited to:

  ▪
  our ability to implement our strategy and continue with business operations as a result of the outbreak of coronavirus, SARS-CoV-2 ("COVID-19") including our ability to treat and enroll patients in clinical trials, manufacture cell therapies for patients, obtain responses and approvals from regulatory authorities, progress third party relationships and collaborations, obtain and publish data from our clinical trials and source and procure resources and supplies needed for ongoing activities;
  ▪
  our ability to successfully advance our ADP-A2M4 (MAGE-A4), ADP-A2M4CD8 (MAGE-A4CD8) and ADP-A2AFP (AFP) products through clinical development and the timing within which we can recruit patients, launch trials and treat patients in all of our clinical trials;
  ▪
  our ability to fund our operations and continue as a going concern, including as a result of the COVID-19 pandemic and related global economic uncertainty;
  ▪
  our ability to successfully and reproducibly manufacture SPEAR T-cells and other cell therapies in order to meet patient demand;
  ▪
  our ability to further develop our commercial manufacturing process for our SPEAR T-cells and other cell therapies, transfer such commercial process to third party contract manufacturers, if required, and for such third party contract manufacturers or ourselves to manufacture SPEAR T-cells to the quality and on the timescales we require;
  ▪
  our ability to successfully advance our SPEAR T-cell technology platform to improve the safety and effectiveness of our existing SPEAR T-cell candidates, to identify and develop new cell therapies and to submit Investigational New Drug Applications, or INDs, for new cell therapies;
  ▪
  the rate and degree of market acceptance of cell therapy generally, and of our particular cell therapies including our SPEAR T-cells;
  ▪
  government regulation and approval, including, but not limited to, the expected regulatory approval and commercial launch timelines for our SPEAR T-cells and the level of pricing and reimbursement for our SPEAR T-cells, if approved for marketing;
  ▪
  our ability to successfully commercialize any products;
  ▪
  the existence of any third party patents preventing further development of any of our cell therapies, including, any inability to obtain appropriate third party licenses, or enforcement of patents against us or our collaborators;
  ▪
  our ability to obtain granted patents covering our cell therapies and to enforce such patents against third parties;
  ▪
  volatility in equity markets in general and in the biopharmaceutical sector in particular and our ability to maintain compliance with the Nasdaq Global Select Market closing bid price requirement;
  ▪
  fluctuations in the price of materials and bought-in components;
  ▪
  the scope and timing of performance of our ongoing collaborations with GlaxoSmithKline ("GSK") and with Universal Cells, Inc. ("Universal Cells"), a wholly-owned subsidiary of Astellas Pharma, Inc. ("Astellas");
  ▪
  our relationships with suppliers, contract manufacturing organizations or contract research organizations and other third-party providers including fluctuations in the price of materials and services, ability to obtain reagents particularly where such reagents are only available from a single source, and performance of third party providers;

S-iii

  ▪
  increased competition from other companies in the biotechnology and pharmaceutical industries including where such competition impacts our ability to recruit patients into clinical trials;
  ▪
  claims for personal injury or death arising from the use of our cell therapies;
  ▪
  our ability to attract and retain qualified personnel; and
  ▪
  additional factors that are not known to us at this time.

        Additional factors that could cause actual results, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results to differ materially include, but are not limited to, those discussed under "Risk Factors" in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference herein, as updated by our other SEC filings filed after such Quarterly Report. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference not to occur. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus might not occur, and our future results and our performance may differ materially from those expressed in such forward-looking statements due to, inclusive of, but not limited to, the factors mentioned above. Because of these uncertainties, you should not make any investment decision based on these estimates and forward-looking statements.

S-iv

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and accompanying prospectus carefully, especially the risks of investing in our ADSs discussed under "Risk Factors" beginning on page S-5 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

        We are a clinical-stage biopharmaceutical company focused on providing novel cell therapies to people with cancer. We are a leader in the development of T-cell therapies for solid tumors. Our proprietary SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables us to identify cancer targets, find and genetically engineer T-cell receptors ("TCRs") against those targets, and produce therapeutic candidates ("SPEAR T-cells") for administration to patients. Using our affinity engineered TCRs, we aim to become the first company to have a TCR T-cell approved for the treatment of a solid tumor indication.

        As the outbreak of COVID-19 continues, we are focused on ensuring the safety of our workforce and continuing, where possible, to treat patients with our cell therapies. We are also preparing to ensure that we can rapidly treat patients whose treatment has been delayed once the restrictions imposed as a result of the COVID-19 pandemic ease, and will continue to work with clinical sites to screen patients for eligibility across our trials. Currently:

  ▪
  Our facilities in the United States and United Kingdom remain open to support manufacturing and delivery of our cell therapies and other critical scientific activities including certain research activities.

  ▪
  Employees who are not supporting manufacturing and delivery of therapies to patients or prioritized research activities are working from home where feasible.

  ▪
  Many clinical sites are required to prioritize resources to treat COVID-19 patients and we are working with them to support that. As a result, many clinical sites may choose to delay their participation in our trials during the COVID-19 pandemic and we will work with them to treat patients as soon as possible as sites return to running clinical trials.

        We have clinical trials ongoing with our wholly-owned ADP-A2M4, ADP-A2M4CD8, and ADP-A2AFP SPEAR T-cell therapies.

  ▪
  ADP-A2M4:    Our Phase 1 clinical trial of ADP-A2M4 in urothelial, melanoma, head and neck, ovarian, non small cell lung, esophageal and gastric, synovial sarcoma and myxoid round cell liposarcoma ("MRCLS") cancers has now completed enrollment. A data update on the trial was presented at ASCO on May 29, 2020. Clinical responses and promising durability was seen in patients with synovial sarcoma, with a 50% response rate (eight partial responses in 16 patients treated) reported, including an unconfirmed partial response (44% response rate without inclusion of unconfirmed partial response). Three out of seven responders have continued to benefit as of their one year assessments. Responses in the Phase 1 clinical trial have also been observed in head and neck cancer (one confirmed partial response in three patients treated) and lung cancer (one confirmed partial response in two patients treated), with evidence of anti-tumor activity reported in ovarian cancer, bladder cancer and melanoma. A disease control rate of 90%, defined by best overall response of partial response or stable disease, was observed at the time of data cut off (April 6, 2020). Most adverse events were consistent with those typically experienced by cancer patients undergoing lymphodepletion cytotoxic chemotherapy and cellular therapy.
    A Phase 2 clinical trial ("SPEARHEAD-1") is underway in synovial sarcoma and MRCLS indications. We believe the data from the Phase 1 clinical trial supports the potential for this Phase 2 trial to be used as a registrational trial in synovial sarcoma. In addition, based on the Phase 1 data, the futility analysis was removed and the trial was reduced in size from 60 to 45 patients. Subject to the the successful conclusion of the SPEARHEAD-1 study, which we aim to fully enroll during the first half of 2021, and approval of a Biologics License Application by the FDA, we plan to commercially launch ADP-A2M4 in 2022. We expect to initiate a Phase 2 trial ("SPEARHEAD-2") combining ADP-A2M4 with pembrolizumab during 2020 in 10 patients with head and neck cancer. A radiation sub-study under the Phase 1 clinical trial also continues to enroll patients and a partial response in rectal mucosal melanoma was reported in the first patient treated.

  ▪
  ADP-A2M4CD8:    Enrollment has started in a Phase 1 trial ("SURPASS") for a next generation SPEAR T-cell, ADP-A2M4CD8. This next generation SPEAR T-cell utilizes the same engineered T-cell receptor as ADP-A2M4, but with the addition of a CD8a homodimer. The addition of the CD8a homodimer has been shown in vitro to increase cytokine release and SPEAR T-cell potency. Initial responses have been reported for three of the first four patients treated in the trial, with an unconfirmed response in a patient with head and neck cancer and two responses (one confirmed and one unconfirmed) in patients with esophagogastric junction ("EGJ") cancer. Based on the responses seen in the Phase 1 clinical trial using ADP-A2M4 and these initial responses seen in the SURPASS trial, we are currently planning to initiate a Phase 2 clinical trial with ADP-A2M4CD8 in EGJ cancer in the first half of 2021 and the SURPASS trial will focus on the treatment of patients with lung, ECJ, head and neck and bladder cancers.

  ▪
  ADP-A2AFP:    We continue dosing patients in our Phase 1, open-label, dose-escalation trial designed to evaluate the safety and anti-tumor activity of our alpha fetoprotein ("AFP") therapeutic candidate for the treatment of hepatocellular carcinoma ("HCC"). Patients are being treated in the expansion cohort with target doses of up to 10 billion SPEAR T-cells (range 1.2 to 10 billion), after the Safety Review Committee endorsed dose escalation. It was reported that the first patient treated at this target dose achieved a partial response with a decrease of 100% in target lesions. This partial response has now been assessed as a confirmed complete response. Two further HCC patients treated at this target dose have been assessed to have progressive disease. A further cohort has also been initiated for patients with tumors other than HCC that express the AFP antigen. The first patient treated in that cohort was assessed by the investigator to have progressive disease.

        We have a number of next generation and combination strategies designed to further enhance our SPEAR T-cells in development both internally and in collaboration with third parties.

        We have two strategic collaboration programs ongoing:

  ▪
  Astellas co-development and co-commercialization:    We are collaborating with Astellas (through its wholly owned subsidiary Universal Cells) in relation to up to three targets with the aim of co-developing T-cell therapy candidates directed to those targets. The collaboration leverages Adaptimmune's target identification and validation capabilities for generating target-specific T-cell therapies. The collaboration will also utilize Astellas' cell and gene editing platform. The collaboration is in the early stages. The parties have agreed on the target for the first collaboration program and discussions remain ongoing around the research plan for the program.

  ▪
  GSK collaboration:    We are collaborating with GSK in relation to the development, manufacture and commercialization of TCR therapeutic candidates for up to five programs. The first program was the NY-ESO SPEAR T-cell program, in relation to which GSK has now exercised its option to take an exclusive license. The second program related to development of a SPEAR T-cell to a peptide derived from the PRAME antigen and has now completed. The third target program under the Collaboration and License Agreement remains ongoing. GSK is currently entitled to nominate a fourth target program and, upon satisfying other conditions, may have the right to nominate a fifth program under the GSK Collaboration and License Agreement, in each case excluding our ongoing wholly-owned development programs.

        We have our own manufacturing facility in the United States that manufactures SPEAR T-cells to treat patients across a broad range of solid tumors. We also have our own dedicated vector manufacturing in the United Kingdom which, together with our US manufacturing facility, will enable us to continue improving the effectiveness and patient experience associated with our cell therapies.

        We continue to develop our preclinical pipeline of new cell therapies, including SPEAR T-cells, CAR-Ts and novel human leukocyte antigen ("HLA") independent TCR therapies to both new and existing targets towards further HLA types. As part of this research and development, we are developing next generation and combination approaches to enhance our cell therapies. These are being developed internally and in collaboration with third parties, including Alpine Immune Sciences ("Alpine") and Noile-Immune Biotech Inc. ("Noile-Immune"). With Alpine, we are collaborating to develop next-generation SPEAR T-cell products that incorporate Alpine's secreted and transmembrane immunomodulatory protein technology. The collaboration agreement was announced in May 2019, and we believe that the Alpine technology will complement our existing internal next generation technology and enhance anti-tumor potential through engagement of further rapid and flexible immunomodulatory mechanisms. In the Noile-Immune collaboration, announced in August 2019, we will co-develop next-generation SPEAR T-cell products, incorporating Noile-Immune's PRIME (proliferation inducing and migration enhancing) technology, based upon co-expression of IL-7 and CCL19.

        We have also developed an allogeneic platform for "off-the-shelf" cell immunotherapies, including CAR-T and TCR T-cells. On January 13, 2020, we entered into an agreement with Universal Cells, a wholly-owned subsidiary of Astellas, for the co-development and co-commercialization of stem-cell derived allogeneic CAR-T and TCR T-cell therapies. The agreement covers the co-development and co-commercialization of up to three T-cell therapies and combines Universal Cells' donor cell gene editing platform and our stem-cell derived allogeneic T-cell platform. Universal Cells also has the right to select two targets and develop allogeneic cell therapy candidates independently. This agreement follows collaboration with Universal Cells since 2015 on the development of gene-edited induced pluripotent stem cells ("iPSCs"), for which Adaptimmune has the exclusive rights to develop and commercialize resulting T-cell therapy products using its proprietary process for generating T-cells from iPSCs.

Corporate Information

        Adaptimmune Therapeutics plc was incorporated on December 3, 2014 and is a public limited company incorporated under the laws of England and Wales. Our registered and principal executive offices are located at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom, our general telephone number is (+44) 1235 430000 and our corporate website address is www.adaptimmune.com. Our website and the information contained on or accessible through our website are not part of this document. We have included our website address in this prospectus supplement solely as an inactive textual reference. Our agent for service of process in the United States is Adaptimmune LLC, located at 351 Rouse Boulevard, The Navy Yard, Philadelphia PA 19112, United States.

 THE OFFERING

ADSs offered by us	12,500,000 ADSs (with each ADS representing six ordinary shares).
ADSs outstanding after the offering	142,609,105 ADSs
Ordinary shares outstanding after the offering	855,654,630 ordinary shares
Underwriters' option to purchase additional ADSs	We have granted the underwriters an option to purchase up to an additional 1,875,000 ADSs from us within 30 days of the date of this prospectus supplement.
Depositary	Citibank, N.A.
Use of proceeds

We intend to use the net proceeds from this offering to advance the development of our immunotherapies into and through clinical trials as well as for other general corporate purposes. See "Use of Proceeds."

Risk factors

You should read the "Risk Factors" section beginning on page S-5 of this prospectus supplement and in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors to consider carefully before deciding to purchase our ADSs.

Nasdaq Global Select Market symbol	ADAP

        The number of ADSs to be outstanding after this offering is based on 130,109,105 ADSs representing 780,654,630 ordinary shares outstanding as of May 29, 2020. Unless otherwise indicated, all information in this prospectus supplement, including information relating to the number of ordinary shares to be outstanding immediately after the completion of this offering:

  ▪
  excludes 96,250,081 of our ordinary shares issuable upon the exercise of options outstanding as of April 30, 2020; and
  ▪
  assumes no exercise by the underwriters of their option to purchase up to an additional 1,875,000 ADSs.

RISK FACTORS

        Our business, and an investment in the securities, is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our most recent Quarterly Report on Form 10-Q, as updated by other SEC filings filed after such report. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The occurrence of any of these risks may cause you to lose all or part of your investment.

Risks Related to Our Business

The outbreak of COVID-19 or any other similar pandemic may materially and adversely impact our business including our ability to advance our clinical programs and research pipeline as planned or obtain additional financing on favorable terms or at all.

        The outbreak of the coronavirus disease in 2019 ("COVID-19"), caused by SARS-CoV-2, has developed into a global pandemic, spreading to most regions of the world including the United States, the United Kingdom and areas of Europe where we have facilities or ongoing clinical trials. The pandemic has impacted directly and indirectly businesses, including disruptions to resources, inability for workers to work, disruptions to supply chains, inability to travel, inability to publish data at or attend conferences, and increased pressure on health systems required to treat COVID-19 patients.

        As a result of government and local regulation we have been required to introduce a work from home policy for the large majority of our work force, with our facilities remaining open only for business critical activities, namely as required for manufacture of cell therapies, treatment of clinical patients and certain critical research and development activities. The requirement to stay at home or to social distance required by government and local regulations limits normal communications and may increase the cyber security risk or create data accessibility concerns. It also significantly curtails the numbers of individuals who can attend and work at our facilities which results in a reduction of lab-based work, particularly as required to progress research programs.

        Further given the impact of COVID-19 on health systems in impacted countries, many clinical sites have diverted resources away from the performance of clinical trials. This has resulted in many of our clinical trial sites choosing to delay treatment of cell therapy patients, not enrolling patients until the situation improves or in some cases having ceased conducting clinical trials. We continue to work with all our clinical sites to support them and the patients on our clinical trials and aim to treat patients as soon as possible or once the situation improves. Although we have provided our clinical sites with guidance in relation to the treatment of patients during the COVID-19 pandemic, there is an increased risk to our patients as a result of the pandemic including as a result of infection with COVID-19 whilst they are being treated in any of our clinical trials or are attending at clinical sites for routine scans or treatments.

        The COVID-19 pandemic continues to rapidly evolve and the extent to which it may impact our future business is highly uncertain and difficult to predict. The impact on global health systems, the life sciences industry more generally or the economy as a whole is not yet known. Depending on the length and progression of such pandemic, we may experience disruptions that would significantly impact our business. For our clinical programs we may experience delays or interruptions to our ability to enroll and treat patients in our trials, recruit patients and screen patients for eligibility to our clinical trials, initiate and activate clinical sites. The current restrictions in place as a result of COVID-19 will result in interruption to our ability and that of our clinical sites to conduct clinical trial activities in accordance with the applicable clinical trial protocol or other regulatory requirements including monitoring requirements, timing of patient visits, ability to follow patients after they have received treatment, ability to perform scans and patient assessments. Deviations and changes to clinical trial protocols may be required in order to address the interruptions caused by COVID-19. Inability to perform clinical trials in accordance with regulatory requirements may impact a later ability to obtain regulatory approval in relation to our cell therapies or may delay our ability to obtain such regulatory approval. There may also be delays in responses from regulatory authorities impacting our ability to obtain required regulatory approvals.

        As a result of any delay in clinical trials and the restrictions imposed as a result of COVID-19 there may be a delay in our ability to raise further financing to support our business as a consequence of any delay to clinical data availability or opportunities to publish data, or impact on investment and stock prices more generally. Our ability to close and negotiate third party collaborations and progress existing third party collaborations may also be impacted, for example as a result in the delay to research and development activities. Given the UK and US government 'stay at home' guidance delays will occur in research and development programs. The impact on operations in both the UK and US may also be further impacted as a result of limitations on employee resources or third party resources and supplies caused by increased sickness, requirement for staff to care for family members or requirements for staff to self-isolate.

Risks Related to Our ADSs and this Offering

We may be classified as a passive foreign investment company in any taxable year and U.S. holders of our ADSs could be subject to adverse U.S. federal income tax consequences.

        The rules governing passive foreign investment companies, or PFICs, can have adverse effects for U.S. federal income tax purposes. The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income. The determination of whether we are a PFIC depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. In addition, it is not entirely clear how to apply the income test to a company like us, which for any particular taxable year may have gross income that is either entirely passive or that significantly exceeds any active gross income, but the overall losses of which from research and development activities exceed the overall amount of its gross income for that year. Based on our estimated gross income, the estimated average value of our assets, including goodwill, and the nature of our active business, although not free from doubt, we do not believe that we were classified as a PFIC for U.S. federal income tax purposes for our U.S. taxable year ended December 31, 2019. There can be no assurance, however, that we will not be considered to be a PFIC for this taxable year or any particular year in the future because PFIC status is factual in nature, depends upon factors not wholly within our control, generally cannot be determined until the close of the taxable year in question and is determined annually.

        If we are a PFIC, U.S. Holders of our ADSs (as defined in "Taxation" below) may be subject to adverse U.S. federal income tax consequences, such as having gains realized on the sale of ADSs treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to on actual or deemed dividends received by certain U.S. Holders, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder of our ADSs may be able to mitigate some of the adverse U.S. federal income tax consequences described above with respect to owning the ADSs if we are classified as a PFIC, provided that such U.S. Holder is eligible to make, and validly makes, a "mark-to-market" election. In certain circumstances a U.S. Holder can make a "qualified electing fund" election to mitigate some of the adverse tax consequences described with respect to an ownership interest in a PFIC by including in income its share of the PFIC's income on a current basis. However, we do not currently intend to prepare or provide the information that would enable a U.S. Holder to make a qualified electing fund election.

        Investors should consult their own tax advisors regarding our PFIC status for any taxable year and the potential application of the PFIC rules to our ADSs. For more information related to classification as a PFIC, see "Taxation—Material U.S. Federal Income Tax Consequences—Passive Foreign Investment Company Considerations."

If you purchase ADSs in this offering, you will suffer immediate dilution of your investment.

        The offering price per ADS in this offering may exceed the net tangible book value per ADS outstanding prior to this offering. Therefore, if you purchase ADSs in this offering, you may pay a price per ADS that exceeds our as adjusted net tangible book value per ADS after this offering. To the extent outstanding options are exercised, you will incur further dilution. Assuming that an aggregate of 12,500,000 of our ADSs are sold at a price of $11.07 per ADS pursuant to this prospectus supplement, for aggregate net proceeds of $129.4 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us, you would experience immediate dilution of $1.48 per ordinary share, or $8.85 per ADS, representing the difference between our as adjusted net tangible book value per ordinary share as of March 31, 2020, after giving effect to this offering and the offering price. See "Dilution."

Future sales of our ADSs by us or our existing holders of ADSs could cause the market price of our ADSs to decline.

        Sales of a substantial number of our ADSs in the public market could occur at any time. These sales, or the perception in the market that such sales may occur, could reduce the market price of our ADSs. We, our executive officers and directors have entered into lock-up agreements with the underwriters under which we and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any ordinary shares or ADSs without the permission of the underwriters for a period of 60 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and directors will be able to sell ADSs in the public market, subject to compliance with applicable securities laws restrictions. In addition, the underwriters may, in their sole discretion, release all or some portion of the ordinary shares or ADSs subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares or ADSs upon expiration of the lock-up or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our ADSs to fall or make it more difficult for you to sell your ADSs at a time and price that you deem appropriate.

We do not anticipate paying cash dividends, and accordingly, holders of our ADSs must rely on appreciation in the price of the ADSs for any return on their investment.

        We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses. As a result, capital appreciation, if any, of our ADSs will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our ADSs.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our ADS price and trading volume could decline.

        The trading market for our ADSs depends on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure you that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our ADSs or change their opinion of our ADSs, our ADS price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our ADS price or trading volume to decline.

You may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise your right to vote.

        Except as described in this prospectus supplement and the accompanying prospectus, holders of the ADSs will not be able to exercise voting rights attaching to the ordinary shares represented by the ADSs on an individual basis. Holders of the ADSs will appoint the depositary or its nominee as their representative to exercise the voting rights attaching to the ordinary shares represented by the ADSs. You may not receive voting materials in time to instruct the depositary to vote, and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

You may not receive distributions on our ordinary shares represented by the ADSs or any value for them if it is unlawful or impracticable to make such distributions available to holders of ADSs.

        The depositary for the ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of our ordinary shares that your ADSs represent. However, in accordance with the limitations set forth in the deposit agreement, it may be unlawful or impracticable to make a distribution available to holders of ADSs. We have no obligation to take any other action to permit distribution on the ADSs, ordinary shares, rights or anything else to holders of the ADSs. This means that you may not receive the distributions we make on our ordinary shares or any value from them if it is unlawful or impracticable to make them available to you. These restrictions may have a material adverse effect on the value of your ADSs.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

        We have not designated the amount of net proceeds we will use for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or our market value. See "Use of Proceeds" for a description of our management's intended use of the proceeds from this offering.

 USE OF PROCEEDS

        We estimate that we will receive total estimated net proceeds from this offering of approximately $129.4 million, or $148.9 million if the underwriters exercise their option to purchase additional ADSs in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us and based on an assumed offering price of $11.07 per ADS, which was the last reported sale price of our ADSs on the Nasdaq Global Select Market on May 29, 2020.

        Each $1.00 increase (decrease) in the assumed public offering price of $11.07 per ADS, which was the last reported sale price of our ADSs on the Nasdaq Global Select Market on May 29, 2020, would increase (decrease) the net proceeds to us from this offering by approximately $11.8 million, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus supplement, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of ADSs we are offering. An increase (decrease) of 1,000,000 in the number of ADSs offered by us would increase (decrease) the net proceeds to us from this offering by approximately $10.4 million, assuming no change in the assumed public offering price and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        We currently intend to use the net proceeds of this offering to advance the development of our immunotherapies into and through clinical trials as well as for other general corporate purposes. Although it is difficult to predict future capital requirements, we believe that the net proceeds from this offering, together with our existing cash resources and expected revenue contributions from our GSK collaboration and license agreement and our agreement with Universal Cells, will provide us with adequate cash resources to fund our operations into 2022.

        Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of our research, preclinical and clinical development programs, including a change in our planned course of development or the termination of a clinical program necessitated by the results of data received from clinical trials or otherwise, the amount and timing of additional revenues, if any, received from our GSK collaboration and license agreement and our agreement with Universal Cells and whether we enter into future collaborations. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

 DILUTION

        If you invest in our ADSs in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per ADS you pay in this offering and the net tangible book value per ADS after this offering.

        Our net tangible book value as of March 31, 2020 was $183.7 million, or $0.24 per ordinary share ($1.44 per ADS), based on 130,085,723 ADSs representing 780,514,340 ordinary shares then outstanding. After giving effect to the sale by us of 12,500,000 ADSs at an assumed public offering price of $11.07 per ADS, the last reported sale price of our ADSs on The Nasdaq Global Select Market on May 29, 2020, less the underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value at March 31, 2020 would have been $313.1 million, or $0.37 per ordinary share. This represents an immediate increase in net tangible book value of $0.13 per ordinary share ($0.78 per ADS) to existing shareholders and an immediate dilution of $1.48 per ordinary share ($8.85 per ADS) to investors in this offering. The following table illustrates this hypothetical per ADS dilution. The as adjusted information is illustrative only and will adjust based on the actual public offering price of the ADSs, the actual number of ADSs sold and other terms of the offering determined at the time our ADSs are sold pursuant to this prospectus supplement.

Assumed public offering price per ADS		$11.07
Net tangible book value per ADS as of March 31, 2020	$1.44
Increase per ADS attributable to new investors purchasing ADSs in this offering	0.78

As adjusted net tangible book value per ADS after giving effect to this offering		2.22

Dilution per ADS to new investors		$8.85

        The as adjusted information set forth above is illustrative only, and we will adjust this information based on the actual public offering price and other terms of this offering determined at pricing.

        The above discussion and table are based on 130,085,723 ADSs representing 780,514,340 ordinary shares outstanding as of March 31, 2020 and excludes 93,106,607 of our ordinary shares issuable upon the exercise of options outstanding as of March 31, 2020, at a weighted average exercise price of £0.55 per ordinary share.

        To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity, the issuance of such securities may result in further dilution to our ADS holders.

        The share information above also assumes no exercise by the underwriters of their option to purchase up to an additional 1,875,000 ADSs.

TAXATION

U.K. Tax Considerations

        The following is a general summary of certain limited U.K. tax considerations relating to the ownership and disposal of the ordinary shares or the ADSs and does not address all possible tax consequences relating to an investment in the ordinary shares or the ADSs. It is based on current U.K. tax law and published HM Revenue & Customs ("HMRC") practice as of the date hereof, both of which are subject to change, possibly with retrospective effect.

        Except as provided otherwise, this summary applies only to persons who are resident (and, in the case of individuals, domiciled or deemed domiclied) in the United Kingdom for tax purposes and who are not resident for tax purposes in any other jurisdiction, and do not have a permanent establishment or fixed base in any other jurisdiction with which the holding of the ordinary shares or the ADSs is connected ("U.K. Holders"). Persons (a) who are not resident (or, if resident, are not domiciled or deemed domicilied) in the United Kingdom for tax purposes, including those individuals and companies who trade in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which the ordinary shares or the ADSs are attributable, or (b) who are resident or otherwise subject to tax in a jurisdiction outside the United Kingdom, are recommended to seek the advice of professional advisors in relation to their taxation obligations.

        This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.K. tax law. In particular:

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  this summary only applies to the absolute beneficial owners of the ordinary shares or the ADSs and any dividends paid in respect of the ordinary shares represented by the ADSs who do not hold the ordinary shares or ADSs through an Individual Savings Account or a Self-Invested Personal Pension, and where the dividends are regarded for U.K. tax purposes as that person's own income (and not the income of some other person); and
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  this summary: (a) only addresses the principal U.K. tax consequences for investors who hold the ordinary shares or the ADSs as capital assets/investments, (b) does not address the tax consequences that may be relevant to certain special classes of investor such as dealers, brokers or traders in shares or securities and other persons who hold the ordinary shares or the ADSs otherwise than as an investment, (c) does not address the tax consequences for holders that are financial institutions, insurance companies, collective investment schemes, pension schemes, charities or tax-exempt organizations, (d) assumes that the holder is not an officer or employee of the Company (or of any related company) and has not (and is not deemed to have) acquired the ordinary shares or the ADSs by virtue of an office or employment, and (e) assumes that the holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly (including through the holding of the ordinary shares), an interest of 10% or more in the issued share capital (or in any class thereof), voting power, rights to profits or capital of the Company, and is not otherwise connected with the Company.

        This summary further assumes that a holder of ADSs is the beneficial owner of the underlying ordinary shares for U.K. tax purposes.

        POTENTIAL INVESTORS IN THE ADSs SHOULD SATISFY THEMSELVES PRIOR TO INVESTING AS TO THE OVERALL TAX CONSEQUENCES, INCLUDING, SPECIFICALLY, THE CONSEQUENCES UNDER U.K. TAX LAW AND HMRC PRACTICE OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ORDINARY SHARES OR ADSs IN THEIR OWN PARTICULAR CIRCUMSTANCES BY CONSULTING THEIR OWN TAX ADVISERS.

  Taxation of Dividends

  Withholding Tax

        Dividend payments in respect of the ordinary shares represented by the ADSs may be made without withholding or deduction for or on account of U.K. tax.

  Income Tax

        Dividends received by individual U.K. Holders will be subject to U.K. income tax on the amount of the dividend paid.

        The first £2,000 of dividend income received by an individual U.K. Holder in a tax year will be subject to a nil rate of tax, regardless of the amount of the individual's other taxable income.

        Income within the nil rate band will be taken into account in determining whether income in execess of the £2,000 allowance falls within the basic rate, higher rate or additional rate tax bands. Dividend income in excess of the £2,000 allowance will be taxed at the rate of 7.5% to the extent that the dividend, when treated as the top slice of the relevant U.K. Holder's income, does not exceed the basic rate income tax limit; at the rate of 32.5% to the extent that the dividend, when treated as the top slice of the relevant U.K. Holder's income, exceeds the basic rate income tax limit but does not exceed the higher rate income tax limit; and at the rate of 38.1% to the extent that the dividend, when treated as the top slice of the relevant U.K. Holder's income, exceeds the higher rate income tax limit.

        An individual holder of ordinary shares or ADSs who is not a U.K. Holder will not be chargeable to U.K. income tax on dividends paid by the company, unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the ordinary shares or the ADSs are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to U.K. income tax on dividends received from the company.

  Corporation Tax

        A U.K. Holder within the charge to U.K. corporation tax may be entitled to exemption from U.K. corporation tax in respect of dividend payments. If the conditions for the exemption are not satisfied, or such U.K. Holder elects for an otherwise exempt dividend to be taxable, U.K. corporation tax will be chargeable on the gross amount of any dividends. If potential investors are in any doubt as to their position, they should consult their own professional advisers.

        A corporate holder of ordinary shares or ADSs that is not a U.K. Holder will not be subject to U.K. corporation tax on dividends received from the Company, unless it carries on a trade in the United Kingdom through a permanent establishment to which the ordinary shares or the ADSs are attributable. In these circumstances, such holder may, depending on its individual circumstances and if the exemption from U.K. corporation tax discussed above does not apply, be chargeable to U.K. corporation tax on dividends received from the Company (at the rate of 19% for the 2020/2021 tax year).

  Taxation of Disposals

  U.K. Holders

        A disposal or deemed disposal of ordinary shares or ADSs by an individual U.K. Holder may, depending on his or her individual circumstances, give rise to a chargeable gain or to an allowable loss for the purpose of U.K. capital gains tax. The principal factors that will determine the capital gains tax position on a disposal of ordinary shares or ADSs are the extent to which the holder realizes any other capital gains in the tax year in which the disposal is made, the extent to which the holder has incurred capital losses in that or any earlier tax year and the level of the annual allowance of tax-free gains in that tax year (the "annual exempt amount"). The annual exempt amount for the 2020/2021 tax year is £12,300. If, after all allowable deductions, an individual U.K. Holder's total taxable income for the year (which, for the avoidance of doubt, will include any dividend income within the £2,000 nil rate band described above) exceeds the basic rate income tax limit, a taxable capital gain accruing on a disposal of ordinary shares or ADSs will be taxed at 20%. If, after all allowable deductions, an individual U.K. Holder's total taxable income for the year does not exceed the basic rate income tax limit, and assuming the individual does not have any other taxable capital gains in the tax year that would use up the remaining basic rate allowance, a taxable capital gain accruing on a disposal of ordinary shares or ADSs will be taxed at 10% on an amount that, when treated as the top slice of the relevant U.K. Holder's income/gains, does not exceed the basic rate income tax limit and at 20% on the remainder.

        An individual U.K. Holder who ceases to be resident in the United Kingdom (or who fails to be regarded as resident in a territory outside the United Kingdom for the purposes of double taxation relief) for a period of less than five years and who disposes of his or her ordinary shares or ADSs during that period of temporary non-residence may be liable to U.K. capital gains tax on a chargeable gain accruing on such disposal on his or her return to the United Kingdom (or upon ceasing to be regarded as resident outside the United Kingdom for the purposes of double taxation relief) (subject to available exemptions or reliefs).

        A disposal (or deemed disposal) of ordinary shares or ADSs by a corporate U.K. Holder may give rise to a chargeable gain or an allowable loss for the purpose of U.K. corporation tax.

        Any gains or losses in respect of currency fluctuations over the period of holding the ordinary shares or ADSs would also be brought into account on the disposal (at the rate of 19% for the 2020/2021 tax year).

  Non-U.K. Holders

        An individual holder who is not a U.K. Holder will not be liable to U.K. capital gains tax on capital gains realized on the disposal of his or her ordinary shares or ADSs unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the ordinary shares or ADSs are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to U.K. capital gains tax on chargeable gains arising from a disposal of his or her ordinary shares or ADSs.

        A corporate holder of ordinary shares or ADSs that is not a U.K. Holder will not be liable for U.K. corporation tax on chargeable gains realized on the disposal of its ordinary shares or ADSs unless it carries on a trade in the United Kingdom through a permanent establishment to which the ordinary shares or ADSs are attributable. In these circumstances, a disposal (or deemed disposal) of ordinary shares or ADSs by such holder may give rise to a chargeable gain or an allowable loss for the purposes of U.K. corporation tax.

  Inheritance Tax

        If, for the purposes of the Taxes on Estates of Deceased Persons and on Gifts Treaty 1978 between the United States and the United Kingdom, an individual holder of ordinary shares or ADSs is domiciled in the United States and is not a national of the United Kingdom, any ordinary shares or ADSs beneficially owned by that holder will not generally be subject to U.K. inheritance tax on that holder's death or on a gift made by that holder during his/her lifetime, provided that any applicable U.S. federal gift or estate tax liability is paid, except where (i) the ordinary shares or ADSs are part of the business property of a U.K. permanent establishment or pertain to a U.K. fixed base used for the performance of independent personal services; or (ii) the ordinary shares or ADSs are comprised in a settlement unless, at the time the settlement was made, the settlor was domiciled in the United States and not a national of the United Kingdom (in which case no charge to U.K. inheritance tax should apply).

  Stamp Duty and Stamp Duty Reserve Tax

  Issue and Transfer of Ordinary Shares

        No U.K. stamp duty is payable on the issue of the ordinary shares.

        Based on current published HMRC practice and case law, there should be no U.K. stamp duty reserve tax ("SDRT") payable on the issue of ordinary shares to a depositary receipt system or a clearance service (for example, The Depositary Trust Company or DTC).

        Transfers of ordinary shares to, or to a nominee or agent for, a person whose business is or includes issuing depositary receipts or to, or to a nominee or agent for, a person whose business is or includes the provision of clearance services, will generally be regarded by HMRC as subject to stamp duty or SDRT at 1.5% of the amount or value of the consideration or, in certain circumstances, the value of the ordinary shares transferred. In practice, this liability for stamp duty or SDRT is in general borne by such person depositing the relevant shares in the depositary receipt system or clearance service. Transfers of ordinary shares between depositary receipt systems and clearance services will generally be exempt from stamp duty and SDRT.

        The transfer on sale of ordinary shares by a written instrument of transfer will generally be liable to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration for the transfer. The purchaser normally pays the stamp duty.

        An agreement to transfer ordinary shares outside a depositary receipt system or a clearance service will generally give rise to a liability on the purchaser to SDRT at the rate of 0.5% of the amount or value of the consideration. Such SDRT is payable on the seventh day of the month following the month in which the charge arises, but where an instrument of transfer is executed and duly stamped before the expiry of a period of six years beginning with the date of that agreement, (i) any SDRT that has not been paid ceases to be payable, and (ii) any SDRT that has been paid may be recovered from HMRC, generally with interest.

        We do not expect that HMRC will consider any liability to U.K. stamp duty or SDRT to have arisen in relation to the deposit with the custodian or the depositary of the ordinary shares underlying the ADSs offered by us pursuant to this offering. However, a liability to U.K. stamp duty or SDRT may, depending on the circumstances, arise in respect of the deposit with the custodian or the depositary of ordinary shares where ordinary shares are transferred to the custodian or the depositary otherwise than as an integral part of an issue of share capital.

Transfer of ADSs

        Based on current HMRC published practice, no U.K. stamp duty should be payable on a written instrument transferring an ADS or on a written agreement to transfer an ADS, as an ADS is not regarded as "stock" or a "marketable security" for U.K. stamp duty purposes.

        No SDRT will be payable in respect of an agreement to transfer an ADS, as an ADS is not considered to be a "chargeable security" for the purposes of SDRT.

        The statements above in relation to stamp duty and SDRT apply irrespective of whether the relevant holder of ordinary shares or ADSs is resident or domiciled in the United Kingdom.

  Material U.S. Federal Income Tax Consequences

        The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of the purchase, ownership and disposition of the ADSs acquired pursuant to this offering. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (or the "Code"), in effect as of the date of this prospectus supplement and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        This discussion applies only to U.S. Holders that hold the ADSs as capital assets for U.S. federal income tax purposes. It does not purport to be a comprehensive description of all tax considerations that may be relevant to a decision to purchase the ADSs by any particular investor. In particular, this discussion does not address tax considerations applicable to a U.S. Holder that may be subject to special tax rules, including, without limitation, a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for securities holdings, banks, or other financial institutions, an insurance company, a tax exempt organization, a person that holds the ADSs as part of a hedge, straddle or conversion transaction for tax purposes, a person that is subject to special tax accounting rules under section 451(b) of the Code, a person whose functional currency for tax purposes is not the U.S. dollar, certain former citizens or residents of the United States or a person that owns or is deemed to own 10% or more of the company's shares by vote or value. Moreover, this description does not address the U.S. federal estate, gift, or alternative minimum tax consequences, any Medicare contribution tax considerations, or any state, local or non-U.S. tax consequences, of the acquisition, ownership and disposition of the ADSs. In addition, the discussion does not address tax consequences to an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds the ADSs, or a partner in such partnership. The U.S. federal income tax treatment of each partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective purchasers that are partners in a partnership holding the ADSs are urged to consult their own tax advisers.

        The discussion below of the U.S. federal income tax consequences to "U.S. Holders" will apply to an investor that is a beneficial owner of ADSs and that is, for U.S. federal income tax purposes,

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  an individual who is a citizen or resident of the United States;
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  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state therein or the District of Columbia;
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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  a trust that (i) is subject to the primary supervision of a court within the United States and subject to the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        For U.S. federal income tax purposes, a beneficial owner of ADSs generally will be treated as the owner of the underlying ordinary shares represented by such ADSs. Accordingly, an exchange by a U.S. Holder of the ADSs for the underlying shares represented by such ADSs generally will not be subject to U.S. federal income tax.

        Prospective purchasers are urged to consult their tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, non-U.S. and other tax consequences to them of the purchase, ownership and disposition of the ADSs.

  Taxation of Dividends and Other Distributions on the ADSs

        Subject to the PFIC rules discussed below, the gross amount of distributions made by us to a U.S. Holder with respect to the ADSs, before reduction for any non-U.S. taxes withheld therefrom, will be includable in gross income as dividend income to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent, if any, that the amount of any distribution exceeds our current and accumulated earnings and profits, it will be treated, first as, a tax-free return of such U.S. Holder's tax basis in its ADSs, and to the extent the amount of the distribution exceeds such U.S. Holder's tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. A dividend in respect of the ADSs will not generally be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

        Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ADSs applicable to long term capital gains (i.e., gains from the sale of capital assets held for more than one year), provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Moreover, such reduced rate will not apply if we are a PFIC for the taxable year in which we pay a dividend, or were a PFIC for the preceding taxable year.

        If dividend payments in respect of the ADSs are made in a currency other than the U.S. dollar, the amount of the dividend distribution that a U.S. Holder must include in income will be the U.S. dollar value of the payments made in such other currency, determined at the spot U.S. dollar exchange rate on the date the dividend distribution is actually or constructively received, regardless of whether the payment is in fact converted into U.S. dollars. Generally, if the foreign currency received as a dividend is not converted into U.S. dollars on the date of actual or constructive receipt, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is includible in income to the date the payment is actually converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency, received or deemed received as dividends on our ADSs or on the sale or retirement of an ADS.

        Dividends generally will constitute income from sources outside the United States, which may be relevant in calculating a U.S. Holder's foreign tax credit limitation. Subject to certain conditions and limitations, non-U.S. tax withheld, if any, on dividends may be deducted from such U.S. Holder's taxable income or credited against such U.S. Holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute "passive category income," or, in the case of certain U.S. Holders, "general category income." A foreign tax credit for foreign taxes imposed on distributions may be denied if a U.S. Holder does not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders are urged to consult their tax advisors to determine whether and to what extent such U.S. Holder will be entitled to a foreign tax credit.

  Taxation of Dispositions of ADSs

        Subject to the PFIC rules discussed below, a U.S. Holder will recognize gain or loss on any sale, exchange or other taxable disposition of an ADS in an amount equal to the difference between the amount realized (in U.S. dollars) for the ADS and such U.S. Holder's tax basis (in U.S. dollars) in the ADS.

        The gain or loss will generally be capital gain or loss. A U.S. Holder's initial tax basis in ADSs generally will equal to the cost of such ADSs. A non-corporate U.S. Holder that has held the ADS for more than one year may be eligible for preferential tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for U.S. foreign tax credit limitation purposes.

  Passive Foreign Investment Company Considerations

        Special U.S. tax rules apply to U.S. Holders of stock in companies that are considered to be PFICs. We will be classified as a PFIC in a particular taxable year if either (i) 75% or more of our gross income for the taxable year is passive income or (ii) on average at least 50% of the value of our assets produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties and rents (other than certain rents or royalties derived in the active conduct of a trade or business), and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. In making this determination, we will be treated as earning our proportionate share of any income and owning our proportionate share of any assets of any corporation in which we hold a 25% or greater interest (by value).

        The determination of whether we are a PFIC depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. In addition, it is not entirely clear how to apply the income test to a company like us, which for any particular taxable year may have gross income that is either entirely passive or that significantly exceeds any active gross income, but the overall losses of which from research and development activities exceed the overall amount of its gross income for that year. Based on our estimated gross income, the estimated average value of our assets, including goodwill, and the nature of our active business, although not free from doubt, we do not believe that we were classified as a PFIC for U.S. federal income tax purposes for our U.S. taxable year ended December 31, 2019. There can be no assurance, however, that we will not be considered to be a PFIC for this taxable year or any particular year in the future because PFIC status is factual in nature, depends upon factors not wholly within our control, generally cannot be determined until the close of the taxable year in question and is determined annually. Our status for any taxable year will depend on our income, assets and activities in that year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for this taxable year or any future taxable year. The market value of our assets may be determined in large part by reference to the market price of the ADSs, which is likely to fluctuate (and may fluctuate considerably given that market prices of life sciences companies can be especially volatile). Furthermore, because the value of our gross assets is likely to be determined in large part by reference to our market capitalization and the value of our goodwill, a decline in the value of our shares could affect the determination of whether we are a PFIC. Finally, as a clinical-stage biopharmaceutical company, we may have more passive income than active income in any particular taxable year, which could affect our PFIC status under the gross income test.

        A U.S. Holder may be able to mitigate some of the adverse U.S. federal income tax consequences described below with respect to owning the ADSs if we are classified as a PFIC for any taxable year, provided that such U.S. Holder is eligible to make, and validly makes a "mark-to-market" election, described below. In certain circumstances a U.S. Holder can make a "qualified electing fund" election to mitigate some of the adverse tax consequences described below with respect to an ownership interest in a PFIC by including in income its share of the PFIC's income on a current basis. However, we do not currently intend to prepare or provide the information that would enable a U.S. Holder to make a qualified electing fund election.

        In the event that we are classified as a PFIC in any year in which a U.S. Holder holds the ADSs, and the "mark-to-market" election described in the following discussion is not made by a taxable U.S. Holder, a special tax regime will apply with respect to such U.S. Holder to both (a) any gain realized on the sale or other disposition of the ADSs and (b) any "excess distribution" by us to such U.S. Holder (generally, such U.S. Holder's ratable portion of distributions received by such U.S. Holder in any year which are greater than 125% of the average annual distribution received by such U.S. Holder in the shorter of the three preceding years or such U.S. Holder's holding period for the ADSs). Any gain recognized by such U.S. Holder on a sale or other disposition (including a pledge) of the ADSs and any excess distribution would be allocated ratably over such U.S. Holder's holding period for the ADSs. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and the interest charge generally applicable to underpayments of tax would be imposed on taxes deemed to have been payable in for the relevant taxable PFIC years. Classification as a PFIC may also have other adverse tax consequences, including, in the case of U.S. Holders that are individuals, the denial of a step-up in the basis of such U.S. Holder's ADSs at death.

  Mark-to-Market Election

        If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs, then in lieu of being subject to the special tax regime and interest charge rules discussed above, a U.S. Holder may make an election to include gain on the ADSs as ordinary income under a mark-to-market method, provided that such ADSs are treated as "regularly traded" on a "qualified exchange." In general, the ADSs will be treated as "regularly traded" for a given calendar year if more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter of such calendar year. Although the U.S. Internal Revenue Service ("IRS") has not published any authority identifying specific exchanges that may constitute "qualified exchanges," Treasury Regulations provide that a qualified exchange is (a) a U.S. securities exchange that is registered with the Securities and Exchange Commission (the "SEC"), (b) the U.S. market system established pursuant to section 11A of the Securities and Exchange Act of 1934, or (c) a non-U.S. securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such non-U.S. exchange has trading volume, listing, financial disclosure, surveillance and other requirements designed to prevent fraudulent and manipulative acts and practices, to remove impediments to and perfect the mechanism of a free and open, fair and orderly, market, and to protect investors; and the laws of the country in which such non-U.S. exchange is located and the rules of such non-U.S. exchange ensure that such requirements are actually enforced and (ii) the rules of such non-U.S. exchange effectively promote active trading of listed shares. The ADSs are listed on The Nasdaq Global Select Market, which is a U.S. securities exchange that is registered with the SEC. However, no assurance can be given that the ADSs will meet the requirements to be treated as "regularly traded" for purposes of the mark-to-market election. In addition, because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the special tax regime with respect to such holder's indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including shares in any future subsidiary of ours that is treated as a PFIC.

        If a U.S. Holder makes this mark-to-market election, such U.S. Holder will be required in any year in which we are a PFIC to include as ordinary income the excess of the fair market value of such U.S. Holder's ADSs at year-end over its basis in those ADSs. In addition, the excess, if any, of such U.S. Holder's basis in the ADSs over the fair market value of such U.S. Holder's ADSs at year-end is deductible as an ordinary loss in an amount equal to the lesser of (i) the amount of the excess or (ii) the amount of the net mark-to-market gains that have been included in income in prior years by such U.S. Holder. Any gain recognized by such U.S. Holder upon the sale of such U.S. Holder's ADSs will be taxed as ordinary income in the year of sale. Amounts treated as ordinary income will not be eligible for the preferential tax rate applicable to qualified dividend income or long-term capital gains. A U.S. Holder's adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If a U.S. Holder makes a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

        U.S. Holders who hold or have held our ADSs during a period when we were or are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. Holders who made a timely qualified electing fund election or mark-to-market election. A U.S. Holder of PFIC stock generally must file an annual information return on IRS Form 8621. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to such U.S. Holder's U.S. federal income tax.

        The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their tax advisors with respect to the purchase, ownership and disposition of the ADSs, the availability of the mark-to-market election and whether making the election would be advisable in their particular circumstances, and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the ADSs.

  Information Reporting and Backup Withholding

        Distributions with respect to ADSs and proceeds from the sale, exchange or disposition of ADSs may be subject to information reporting to the IRS, and U.S. backup withholding rules. Backup withholding will not apply to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

        Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder's U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

  Foreign Financial Asset Information Reporting

        U.S. Holders who are either individuals or certain domestic entities may be required to submit certain information to the IRS with respect to such holder's beneficial ownership of the ADSs, if such ADSs are not held on such holder's behalf by a financial institution, as our ordinary shares are considered "specified foreign financial assets." Penalties and potential other adverse tax consequences may be imposed if a U.S. Holder is required to submit such information to the IRS and fails to do so. U.S. Holders are urged to consult their tax advisors regarding the potential information reporting obligations that may be imposed with respect to the ownership and disposition of the ADSs.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to acquisition, ownership and disposition of the ADSs. Prospective purchasers are urged to consult their tax advisors concerning the tax consequences related to their particular circumstances.

UNDERWRITING

        We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the ADSs being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of ADSs set forth opposite its name below. Cowen and Company, LLC and SVB Leerink LLC are acting as joint book-running managers of the offering and as the representatives of the underwriters.

Underwriter	Number of ADSs
Cowen and Company, LLC
SVB Leerink LLC
Roth Capital Partners, LLC

Total	12,500,000

        The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the ADSs sold under the underwriting agreement if any of these ADSs are purchased, other than those ADSs covered by the overallotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and to contribute to payments the underwriters may be required to make in respect thereof.

        The underwriters are offering the ADSs, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        Option to Purchase Additional ADSs.    We have granted to the underwriters an option to purchase up to 1,875,000 additional ADSs at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional ADSs from us in approximately the same proportion as shown in the table above.

        Discounts and Commissions.    The following table shows the public offering price, underwriting discount and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional ADSs.

        We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $670,000 and are payable by us. We also have agreed to reimburse the underwriters for up to $25,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Total
	Per ADS	Without Exercise	With Full Exercise
Public offering price
Underwriting discount
Proceeds, before expenses

        The underwriters propose to offer the ADSs to the public at the public offering price set forth on the cover of this prospectus. The underwriters may offer the ADSs to securities dealers at the public offering price less a concession not in excess of $             per share. If all of the ADSs are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

        Discretionary Accounts.    The underwriters do not intend to confirm sales of the ADSs to any accounts over which they have discretionary authority.

        The ADSs are listed on The Nasdaq Global Select Market under the symbol "ADAP".

        Stabilization.    In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

  ▪
  Stabilizing transactions permit bids to purchase ADSs so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the ADSs while the offering is in progress.
  ▪
  Stabilizing transactions may involve sales by the underwriters of ADSs in excess of the number of ADSs the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of ADSs stabilized by the underwriters is not greater than the number of ADSs that they may purchase in the option. In a naked short position, the number of shares involved is greater than the number of shares in the option. The underwriters may close out any short position by exercising their option and/or purchasing shares in the open market.
  ▪
  Syndicate covering transactions involve purchases of ADSs in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of ADSs to close out the short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the option. If the underwriters sell more shares than could be covered by exercise of the option and, therefore, have a naked short position, the position can be closed out only by buying ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in the offering.
  ▪
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the ADSs originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs . As a result, the price of our ADSs in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ADSs. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

        Lock-Up Agreements.    Pursuant to certain "lock-up" agreements, we and our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any ADSs, ordinary shares or securities convertible into or exchangeable or exercisable for any of such securities without the prior written consent of Cowen and Company, LLC and SVB Leerink LLC, for a period of 60 days after the date of the pricing of the offering.

        This lock-up provision applies to ADSs and ordinary shares and to securities convertible into or exchangeable or exercisable for such securities. It also applies to ADSs, ordinary shares and other securities owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit parties to the "lock-up" agreements, among other things and subject to restrictions, to: (a) make certain gifts, (b) make transfers to immediate family members, (c) make transfers to affiliates or to any investment fund or other entity controlled or managed by the party and (d) participate in tender offers, mergers, consolidations or other similar transactions made to all holders of the ADSs and/or ordinary shares involving a change of control of the Company. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.

        Cowen and Company, LLC and SVB Leerink LLC, in their sole discretion, may release our ADSs and ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our ADSs, ordinary shares and other securities from lock-up agreements, Cowen and Company, LLC and SVB Leerink LLC will consider, among other factors, the holder's reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

        Canada.    The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

        Switzerland.    The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

        European Economic Area and the United Kingdom.    In relation to each Member State of the European Economic Area and the United Kingdom (each, a "Relevant State"), no ADSs have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ADSs may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

          A.    to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

          B.    to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

          C.    in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ADSs shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a "qualified investor" within the meaning of Article 2(e) of the Prospectus Regulation.

        In the case of any ADSs being offered to a financial intermediary as that term is used in Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

        For the purposes of this provision, the expression an "offer to the public" in relation to ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        United Kingdom.    In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") in circumstances which have not resulted and will not result in an offer to the public of the ADSs in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

        Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

        Israel.    In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the "Addressed Investors"); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 - 1968, subject to certain conditions (the "Qualified Investors"). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

        Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor's name, address and passport number or Israeli identification number.

        France.    Neither this prospectus supplement nor any other offering material relating to the ADSs described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The ADSs have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the ADSs has been or will be:

  ▪
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  ▪
  used in connection with any offer for subscription or sale of the ADSs to the public in France.

        Such offers, sales and distributions will be made in France only:

  ▪
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
  ▪
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or
  ▪
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The ADSs may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

        Hong Kong.    The ADSs may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        Japan.    The ADSs offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The ADSs have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

        Singapore.    This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  ▪
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
  ▪
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:
  ▪
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;
  ▪
  where no consideration is or will be given for the transfer; or
  ▪
  where the transfer is by operation of law.

        We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

        Electronic Offer, Sale and Distribution of ADSs.    A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of ADSs to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

        Other Relationships.    Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

LEGAL MATTERS

        Certain legal matters of United States federal law and New York State law will be passed upon for us by Mayer Brown LLP. The validity of the ordinary shares represented by ADSs and certain other matters as to English law will be passed upon for us by Mayer Brown International LLP. Cooley LLP, New York, New York, is counsel to the underwriters in connection with this offering.

 EXPERTS

        The consolidated financial statements of Adaptimmune Therapeutics plc and its subsidiaries as of December 31, 2019 and December 31, 2018, and for each of the years in the two-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standard Codification Topic 842, Leases and a change to the method of accounting for revenue from contracts with customers as of January 1, 2018 due to the adoption of Accounting Standard Codification Topic 606, Revenue from Contracts with Customers.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.adaptimmune.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

        This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 made subsequent to the date of this prospectus supplement until the termination of the offering of the securities described in this prospectus supplement (other than information in such filings that was "furnished," under applicable SEC rules, rather than "filed," with the exception of the information under Item 7.01 in our Current Reports on Form 8-K, filed on January 13, 2020 and May 12, 2020).

        We incorporate by reference the following documents or information that we have filed with the SEC:

  ▪
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 27, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 20, 2020, incorporated by reference therein);
  ▪
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on May 14, 2020, as amended May 28, 2020;
  ▪
  Our Current Reports on Form 8-K filed with the SEC on January 13, 2020 (File No. 20522952), January 14, 2020, January 22, 2020, February 7, 2020, February 18, 2020, April 8, 2020, April 28, 2020, April 29, 2020, and May 29, 2020 (File No. 20924023); and
  ▪
  The description of our ordinary shares and ADSs contained in our registration statement on Form 8-A, filed with the SEC under the Exchange Act on April 30, 2015, including any amendment or report filed for the purpose of updating such description.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Adaptimmune Therapeutics plc
Attn: Company Secretary
60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX
United Kingdom
(44) 1235 430000

        You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

$400,000,000

American Depositary Shares representing Ordinary Shares

Warrants

Units

        We may offer, from time to time, any combination of the securities described in this prospectus, up to an aggregate amount of $400,000,000.

        We will provide you with the specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.

        We may offer and sell these securities in the same offering or in separate offerings, to or through underwriters, dealers, and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. See "Plan of Distribution."

        Our American Depositary Shares, or ADSs, are listed on The Nasdaq Global Select Market under the symbol "ADAP." On August 29, 2019, the last reported sales price per ADS on The Nasdaq Global Select Market was $1.60. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our ordinary shares on any securities exchange.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE "RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS WE INCORPORATE BY REFERENCE CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2019.

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may, over time, offer and sell the securities described in this prospectus in one or more offerings, up to a total dollar amount of $400,000,000, as described in this prospectus. This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this prospectus, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement, together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference," before purchasing any securities.

        You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement or issuer free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        In this prospectus, "Adaptimmune," the "Group," the "Company," "we," "us" and "our" refer to Adaptimmune Therapeutics plc and its consolidated subsidiaries, except where the context otherwise requires. "Adaptimmune®" and "SPEAR®" are registered trademarks of Adaptimmune.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

        Copies of certain information filed by us with the SEC are also available on our website at www.adaptimmune.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

        We will furnish to Citibank, N.A., as depositary bank of our ADSs, our annual reports. When the depositary bank receives these reports, it will upon our request promptly provide them to all holders of record of ADSs or otherwise make such reports available to such ADS holders in accordance with the terms of the deposit agreement. We will also furnish the depositary bank with all notices of shareholders' meetings and other reports and communications in English that we make available to our shareholders. The depositary bank will make these notices, reports and communications available to holders of ADSs and will upon our request mail to all holders of record of ADSs the information contained in any notice of a shareholders' meeting it receives.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 made subsequent to the date of this prospectus supplement until the termination of the offering of the securities described in this prospectus supplement (other than information in such filings that was "furnished," under applicable SEC rules, rather than "filed"). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        We incorporate by reference the following documents or information that we have filed with the SEC:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 27, 2019 (including the information incorporated by reference into Part III thereto from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2019);

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 filed with the SEC on May 6, 2019 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019 filed with the SEC on August 1, 2019;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 7, 2019, April 2, 2019, May 2, 2019, May 6, 2019, May 15, 2019, June 27, 2019, July 18, 2019, July 22, 2019, July 25, 2019, August 1, 2019 and August 27, 2019 (in each case, except for information contained therein which is furnished rather than filed); and

  •
  The description of our ordinary shares and ADSs contained in our registration statement on Form 8-A, filed with the SEC under the Exchange Act on April 30, 2015, including any amendment or report filed for the purpose of updating such description.

        Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Adaptimmune Therapeutics plc
Attn: Company Secretary
60 Jubilee Avenue, Milton Park
Abingdon, Oxfordshire OX14 4RX
United Kingdom
(44) 1235 430000

        You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

 THE COMPANY

        We are a clinical-stage biopharmaceutical company primarily focused on providing novel cell therapies to patients. The Company's proprietary SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables it to identify cancer targets, find and genetically engineer T-cell receptors ("TCRs"), and produce therapeutic candidates ("SPEAR T-cells") for administration to patients. Using our affinity engineered TCRs, we aim to become the first company to have a TCR T-cell approved for the treatment of a solid tumor indication.

        We have clinical trials ongoing with our wholly-owned ADP-A2M4, ADP-A2M4CD8 (the "SURPASS" trial), ADP-A2M10, and ADP-A2AFP SPEAR T-cells in a total of ten solid tumor types including non-small cell lung cancer ("NSCLC"), head and neck cancer, ovarian, urothelial, melanoma, hepatocellular, esophageal, gastric, synovial sarcoma and myxoid round cell liposarcoma ("MRCLS") cancers.

  •
  ADP-A2M4: A Phase 2 clinical trial has been initiated in synovial sarcoma and MRCLS. The trial will take place at sites in the United States, Canada and Europe. A Phase 1 clinical trial is also ongoing in nine tumor indications, namely urothelial, melanoma, head and neck, ovarian, NSCLC, esophageal and gastric cancers, synovial sarcoma and MRCLS. A radiation sub-study has been initiated as part of the Phase 1 trial and is planned to enroll 10 patients across multiple solid tumor indications.

  •
  ADP-A2M4CD8: A Phase 1 trial for a next generation SPEAR T-cell, ADP-A2M4CD8, has recently been initiated (the SURPASS Trial). This next generation SPEAR T-cell utilizes the same engineered T-cell receptor as ADP-A2M4, but with the addition of a CD8á homodimer. The addition of the CD8á homodimer has been shown in vitro to increase cytokine release, increase SPEAR T-cell potency and promote epitope spreading.

  •
  ADP-A2M10: Two Phase 1 clinical trials are currently ongoing with ADP-A2M10 for the treatment of (i) NSCLC, and (ii) urothelial, melanoma and head and neck cancers in the United States, Canada, the United Kingdom and Spain. Enrollment in the trial is planned to close shortly and prior to the end of 2019.

  •
  ADP-A2AFP: We continue dosing patients in our Phase 1, open-label, dose-escalation study designed to evaluate the safety and anti-tumor activity of our alpha fetoprotein ("AFP") therapeutic candidate for the treatment of hepatocellular carcinoma ("HCC"). The trial is open in the United States, United Kingdom and Spain.

        We have a number of next generation and combination strategies designed to further enhance our SPEAR T-cells. In addition to our internal next generation programs, we also have collaborations with third parties intended to promote further next generation solutions. GlaxoSmithKline ("GSK") has nominated a third target program under our collaboration agreement that will evaluate and develop new SPEAR T-cells. GSK is currently entitled to nominate a fourth target program and, upon satisfying other conditions, may have the right to nominate a fifth program under the agreement, in each case excluding our ongoing wholly-owned development programs.

Corporate Information

        Adaptimmune Therapeutics plc was incorporated on December 3, 2014 and is a public limited company incorporated under the laws of England and Wales. Our registered and principal executive offices are located at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom, our general telephone number is (+44) 1235 430000 and our corporate website address is www.adaptimmune.com. Our website and the information contained on or accessible through our website are not part of this document. We have included our website address in this prospectus solely as an inactive textual reference. Our agent for service of process in the United States is Adaptimmune LLC, located at 351 Rouse Boulevard, The Navy Yard, Philadelphia PA 19112, United States.

FORWARD-LOOKING STATEMENTS

        This prospectus and the financial statements and other documents incorporated by reference in this prospectus and any related prospectus supplement may contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus and the financial statements and other documents that we incorporate by reference in this prospectus and any related prospectus supplement are forward-looking statements.

        These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future. Important factors that could cause those differences include, but are not limited to:

  •
  our ability to successfully advance our ADP-A2M4 (MAGE-A4), ADP-A2M4CD8 and ADP-A2AFP (AFP) products through clinical development and the timing within which we can recruit patients and treat patients in all of our clinical trials;

  •
  our ability to successfully and reproducibly manufacture SPEAR T-cells in order to meet patient demand;

  •
  our ability to further develop our commercial manufacturing process for our SPEAR T-cells, transfer such commercial process to third party contract manufacturers, if required, and for such third party contract manufacturers or ourselves to manufacture SPEAR T-cells to the quality and on the timescales we require;

  •
  the scope and timing of performance of our ongoing collaboration with GlaxoSmithKline ("GSK");

  •
  our ability to successfully advance our SPEAR T-cell technology platform to improve the safety and effectiveness of our existing SPEAR T-cell candidates and to submit Investigational New Drug Applications, or INDs, for new SPEAR T-cell candidates;

  •
  the rate and degree of market acceptance of T-cell therapy generally, and of SPEAR T-cells;

  •
  government regulation and approval, including, but not limited to, the expected regulatory approval timelines for SPEAR T-cells and the level of pricing and reimbursement for SPEAR T-cells, if approved for marketing;

  •
  the existence of any third party patents preventing further development of any SPEAR T-cells, including, any inability to obtain appropriate third party licenses, or enforcement of patents against us or our collaborators;

  •
  our ability to obtain granted patents covering any SPEAR T-cells and to enforce such patents against third parties;

  •
  volatility in equity markets in general and in the biopharmaceutical sector in particular;

  •
  fluctuations in the price of materials and bought-in components;

  •
  our relationships with suppliers, contract manufacturing organizations or CROs and other third-party providers including fluctuations in the price of materials and services, ability to obtain reagents particularly where such reagents are only available from a single source, and performance of third party providers;

  •
  increased competition from other companies in the biotechnology and pharmaceutical industries including where such competition impacts ability to recruit patients into clinical trials;

  •
  claims for personal injury or death arising from the use of SPEAR T-cell candidates;

  •
  our ability to attract and retain qualified personnel; and

  •
  additional factors that are not known to us at this time.

        Additional factors that could cause actual results, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results to differ materially include, but are not limited to, those discussed under "Risk Factors" in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2019, which is incorporated by reference herein, as updated by our other SEC filings filed after such Quarterly Report. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus and the documents incorporated herein by reference not to occur. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus and the documents that we incorporate herein by reference might not occur, and our future results and our performance may differ materially from those expressed in such forward-looking statements due to, inclusive of, but not limited to, the factors mentioned above. Because of these uncertainties, you should not make any investment decision based on these estimates and forward-looking statements.

RISK FACTORS

        An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under "Incorporation by Reference," including the risks described under "Risk Factors" in Item 1A of our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read "Special Note on Forward-Looking Statements." Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected. As a result, you could lose all or part of your investment.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

        The following summary describes our share capital, the material provisions of our articles of association, and applicable provisions of the U.K. Companies Act 2006 (the "Companies Act 2006"). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our articles of association, a copy of which has been previously filed.

General

        We were incorporated pursuant to the laws of England and Wales as Adaptimmune Therapeutics Limited in December 2014 to become a holding company for Adaptimmune Limited. Pursuant to the terms of a corporate reorganization the first stage of which was completed on February 23, 2015, all of the issued share capital in Adaptimmune Limited was exchanged for identical shares in Adaptimmune Therapeutics Limited and, as a result, Adaptimmune Limited became a wholly-owned subsidiary of Adaptimmune Therapeutics Limited. On March 20, 2015, all holders of options over ordinary shares of Adaptimmune Limited exchanged each of their options for equivalent options over ordinary shares of Adaptimmune Therapeutics Limited. On April 1, 2015, we re-registered Adaptimmune Therapeutics Limited as a public limited company and changed the company's name to Adaptimmune Therapeutics plc.

        We are registered with the Registrar of Companies in England and Wales under number 9338148 and our registered office is at 60 Jubilee Avenue, Milton Park, Oxfordshire OX14 4RX, United Kingdom.

        Following our corporate reorganization, certain resolutions were passed by our shareholders on April 27, 2015. These included resolutions for the adoption of new articles of association that became effective upon the admission of our ADSs to trading on Nasdaq on May 6, 2015, and which articles of association were amended by special resolution passed on June 16, 2016. See "—Key Provisions of Our Articles of Association."

        At our fifth annual general meeting held on May 2, 2019, the resolutions that were passed by our shareholders included resolutions for:

  •
  The general authorization of our directors for the purpose of s551 Companies Act 2006 to issue new ordinary shares in the Company and grant rights to subscribe for or convert any securities into ordinary shares in the Company up to a maximum aggregate nominal amount of £207,288.00 for a period of five years from the date of the resolution and expiring on May 1, 2024.

  •
  The empowering of our directors pursuant to s570(1) Companies Act 2006 to issue equity securities for cash pursuant to the s551 authority referred to above as if the statutory pre-emption rights under s561(1) Companies Act 2006 did not apply to such allotments up to an aggregate nominal amount of £157,500.00 for a period commencing on the date of the resolution and expiring on the conclusion of the annual general meeting of the Company to be held in 2021.

        The authorization and power outlined above may be utilized by our directors to issue securities from time to time, including but without limitation in connection with the satisfaction of the exercise of certain share options. To the extent that this authorization and/or power do not remain unutilized in a sufficient amount for the purposes of an offering of the securities described in this prospectus, our directors will require a further authorization for the purpose of s551 Companies Act 2006 and/or power pursuant to s570(1) Companies Act 2006 (as applicable) to be granted by our shareholders in general meeting prior to proceeding with that offering.

Issued Share Capital

        Our issued share capital as of June 30, 2019 was 630,672,578 ordinary shares with a par value of £0.001 per ordinary share. Each issued ordinary share is fully paid. We currently have no deferred shares in our issued share capital.

Ordinary Shares

        Our ordinary shares have the rights and restrictions described in "—Key Provisions of Our Articles of Association."

        As of June 30, 2019, there were options to purchase 97,292,240 ordinary shares outstanding. All options granted are exercisable at the share price on or around the date of the grant.

Preferred Shares

        Our board of directors may, from time to time, following an ordinary resolution of the ordinary shareholders granting authority to the directors to allot shares and special resolution of the ordinary shareholders to amend the articles of association (and disapply pre-emption rights, if not already disapplied), direct the issuance of preferred shares in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the ordinary shares. Holders of preferred shares may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of ordinary shares. There are currently no preferred shares outstanding, and we have no present intention to issue any preferred shares.

Key Provisions of Our Articles of Association

        The following is a summary of certain key provisions of our articles of association. Please note that this is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our articles of association, which is included as an exhibit to the registration statement of which this prospectus is a part.

  Shares and Rights Attaching to Them

  General

        All ordinary shares have the same rights and rank pari passu in all respects. Subject to the provisions of the Companies Act 2006 and any other relevant legislation, our shares may be issued with such preferred, deferred or other rights, or such restrictions, whether in relation to dividends, returns of capital, voting or otherwise, as we may determine by ordinary resolution (or, failing any such determination, as the directors may determine).

  Voting Rights

        Subject to any other provisions of our articles of association and without prejudice to any special rights, privileges or restrictions as to voting attached to any shares forming part of our share capital, the voting rights of shareholders are as follows. On a show of hands, each shareholder present in person, and each duly authorized representative present in person of a shareholder that is corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or (being a corporation) by a duly authorized representative has one vote for each share held by the shareholder.

        We are prohibited (to the extent specified by the Companies Act 2006) from exercising any rights to attend or vote at meetings in respect of any shares held by us as treasury shares.

  Restrictions on Voting Where Sums Overdue on Shares

        None of our shareholders (whether present in person by proxy or, in the case of a corporate member, by a duly authorized representative) shall (unless the directors otherwise determine) be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

  Calls on Shares

        The directors may from time to time make calls on shareholders in respect of any moneys unpaid on their shares, whether in respect of the nominal value of the shares or by way of premium. Shareholders are required to pay called amounts on shares subject to receiving at least 14 clear days' notice specifying the time and place for payment. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than 14 clear days from the date of the further notice requiring payment and stating that in the event of non-payment the shares in respect of which the call was made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors.

  Dividends

        Subject to the Companies Act 2006 and the provisions of all other relevant legislation, we may by ordinary resolution declare dividends in accordance with the respective rights of shareholders but no such dividend shall exceed the amount recommended by the directors. If, in the opinion of the directors, our profits available for distribution justify such payments, the directors may pay fixed dividends payable on any of our shares with preferential rights, half-yearly or otherwise, on fixed dates and from time to time pay interim dividends to the holders of any class of shares. Subject to any special rights attaching to or terms of issue of any shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. No dividend shall be payable to us in respect of any shares held by us as treasury shares (except to the extent permitted by the Companies Act 2006 and any other relevant legislation).

        We may, upon the recommendation of the directors, by ordinary resolution, direct payment of a dividend wholly or partly by the distribution of specific assets.

        All dividends unclaimed may be invested or otherwise used at the directors' discretion for our benefit until claimed (subject as provided in the articles of association), and all dividends unclaimed after a period of 12 years from the date when such dividend became due for payment shall be forfeited and shall revert to us.

        The directors may, if so authorized by ordinary resolution passed at any general meeting, offer any holders of the ordinary shares the right to elect to receive in lieu of that dividend an allotment of ordinary shares credited as fully paid.

        We may cease to send any check or warrant by mail or may stop the transfer of any sum by any bank or other funds transfer system for any dividend payable on any of our shares, which is normally paid in that manner on those shares if in respect of at least two consecutive dividends the checks or warrants have been returned undelivered or remain uncashed or the transfer has failed and reasonable inquiries made by us have failed to establish any new address of the holder.

        We or the directors may specify a "record date" on which persons registered as the holders of shares shall be entitled to receipt of any dividend.

  Distribution of Assets on Winding-up

        Subject to any special rights attaching to or the terms of issue of any shares, on any winding-up of the Company our surplus assets remaining after satisfaction of our liabilities will be distributed among our shareholders in proportion to their respective holdings of shares and the amounts paid up on those shares.

        On any winding-up of the Company (whether the liquidation is voluntary, under supervision or by the Court, the liquidator may with the authority of a special resolution of the Company and any other sanction required by any relevant legislation, divide among our shareholders (excluding the Company itself to the extent that it is a shareholder by virtue of its holding any shares or treasury shares) in specie or in kind the whole or any part of our assets (subject to any special rights attached to any shares issued by us in the future) and may for that purpose set such value as he deems fair upon any one or more class or classes of property and may determine how that division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with that sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as he with the relevant authority determines, and the liquidation of the Company may be closed and the Company dissolved, but so that no shareholders shall be compelled to accept any shares or other property in respect of which there is a liability.

  Variation of Rights

        The rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated with the consent in writing of the holders of three-fourths in requisite amount of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the shareholders of that class, but not otherwise.

  Transfer of Shares

        All of our shares are in registered form and may be transferred by a transfer in any usual or common form or any form acceptable to the directors and permitted by the Companies Act 2006 and any other relevant legislation.

        The directors may decline to register a transfer of a share that is:

  •
  not fully paid or on which we have a lien;

  •
  (except where uncertificated shares are transferred without a written instrument) not lodged duly stamped (if it is required to be duly stamped) at our registered office or at such other place as the directors may appoint;

  •
  (except where a certificate has not been issued) not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer;

  •
  in respect of more than one class of share; or

  •
  in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

  Capital Variations

        We may, by ordinary resolution, consolidate and divide all or any of our share capital into shares of a larger nominal amount than our existing shares or sub-divide our shares, or any of them, into shares of a smaller amount than our existing shares. Subject to the provisions of the Companies Act

2006 and any other relevant legislation, we may by special resolution reduce our share capital, any capital redemption reserve fund or any share premium account and may redeem or purchase any of our own shares.

  Pre-emption Rights

        There are no rights of pre-emption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory pre-emption rights under the Companies Act 2006 in respect of the allotment of new shares in the Company. These statutory pre-emption rights, when applicable, would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders. These statutory pre-emption rights may be disapplied by a special resolution passed by shareholders in a general meeting in accordance with the provisions of the Companies Act 2006.

  Directors

  Number

        Unless and until we in a general meeting of our shareholders otherwise determine, the number of directors shall not be subject to any maximum but shall not be less than two.

  Borrowing Powers

        Under our directors' general power to manage our business, our directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertaking, property and uncalled capital or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

  Directors' Interests and Restrictions

          (a)   The board may, in accordance with our articles of association and the requirements of the Companies Act 2006, authorize a matter proposed to us which would, if not authorized, involve a breach by a director of his duty under section 175 of the Companies Act 2006 to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director is not required, by reason of being a director, to account to the Company for any remuneration or other benefit that he derives from a relationship involving a conflict of interest or possible conflict of interest that has been authorized by the board.

          (b)   Subject to the provisions of any relevant legislation and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director may be a party to, or otherwise interested in, any transaction, contract or arrangement with us and he may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in any body corporate promoted by the Company or in which the Company is otherwise interested and that director shall not, by reason of his office, be accountable to the Company for any benefit that he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; and no such transaction or arrangement shall be liable to be voided on the ground of any such interest or benefit.

          (c)   Except as provided in our articles of association, a director shall not vote at a meeting of the directors in respect of any transaction or arrangement or any other proposal whatsoever in which he has an interest (together with any person connected with him within the meaning of section 252 of the Companies Act 2006), other than (i) an interest in shares or debentures or other securities of the Company, (ii) where permitted by the terms of any authorization of a conflict of interest or by an ordinary resolution, (iii) where the interest cannot reasonably be regarded as likely to give rise to a conflict of interest, or (iv) in the circumstances set out in paragraph (d) below, and shall not be counted in the quorum at a meeting in relation to any resolution on which he is not entitled to vote.

          (d)   A director shall (in the absence of some material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

              (i)  the giving of any guarantee, security or indemnity in respect of an obligation incurred by him or for the benefit us or any of our subsidiaries;

             (ii)  any proposal concerning an offer of shares or debentures or other securities of or by us or any of our subsidiaries for subscription or purchase or exchange in which offer he is or will be interested as a participant in the underwriting, sub-underwriting or guaranteeing of such offer;

            (iii)  any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that he (together with persons connected with him) does not to his knowledge hold an interest in shares representing one percent or more of the issued shares of any class of such company (or of any third company through which his interest is derived) or of the voting rights available to shareholders of the relevant company;

            (iv)  any proposal concerning arrangements pursuant to which benefits are made available to our employees and/or directors and which does not provide special benefits for directors or former directors;

             (v)  any proposal under which he may benefit concerning the giving of indemnities to our directors or other officers that the directors are empowered to give under our articles of association;

            (vi)  any proposal under which he may benefit concerning the purchase or maintenance of insurance for any of our directors or other officers; and

           (vii)  any proposal under which he may benefit concerning the provision to directors of funds to meet expenditures in defending proceedings.

          (e)   Where proposals are under consideration to appoint two or more directors to offices or employments with us or with any company in which we are interested or to fix or vary the terms of such appointments, such proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not debarred from voting under paragraph (d)(iv) above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution, except that concerning his own appointment.

          (f)    If any question shall arise at any meeting as to the materiality of a director's interest or as to the entitlement of any director to vote and such question is not resolved by his agreeing voluntarily to abstain from voting, such question shall be referred to the chairman of the meeting (or where the interest concerns the chairman himself to the deputy chairman of the meeting) and his ruling in relation to any director shall be final and conclusive, except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed.

  Remuneration

          (a)   Each of the directors may (in addition to any amounts payable under paragraph (b) and (c) below or under any other provision of our articles of association) be paid out of the funds of the Company such sum by way of directors' fees as the directors may from time to time determine.

          (b)   Any director who is appointed to hold any employment or executive office with us or who, by our request, goes or resides abroad for any purposes of the Company or who otherwise performs services that in the opinion of the directors are outside the scope of his ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the directors (or any duly authorized committee of the directors) may determine and either in addition to or in lieu of any remuneration provided for by or pursuant to any other Article.

          (c)   Each director may be paid his reasonable traveling expenses (including hotel and incidental expenses) of attending and returning from meetings of the directors or committees of the directors or general meetings or any separate meeting of the holders of any class of our shares or any other meeting that as a director he is entitled to attend and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a director.

  Pensions and Other Benefits

        The directors may exercise all the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director, or any person who is or was at any time employed by, or held an executive or other office or place of profit in, the Company or any body corporate that is or has been a subsidiary of the Company or a predecessor of the business of the Company or of any such subsidiary and for the families and persons who are or was a dependent of any such persons and for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.

  Appointment and Retirement of Directors

          (a)   The directors shall have power to appoint any person who is permitted by the Companies Act 2006 and any other relevant legislation and is willing to act to be a director, either to fill a casual vacancy or as an additional director but so that the total number of directors shall not exceed the maximum number fixed (if any) by or in accordance with our articles of association. Any director so appointed shall retire from office at our annual general meeting following such appointment. Any director so retiring shall be eligible for re-election.

          (b)   Subject as provided in our articles of association, the shareholders may by ordinary resolution elect any person who is willing to act as a director either to fill a casual vacancy or as an addition to the existing directors or to replace a director removed from office under our articles of association but so that the total number of directors shall not at any one time exceed any maximum number fixed by or in accordance with our articles of association.

          (c)   At each annual general meeting a minimum number equal to one-third of the number of those directors who are not due to retire at the annual general meeting under sub-paragraph (a) above (referred to for as the purposes of this paragraph relevant directors) (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office. Directors retiring under paragraph (e) below shall be counted as part of this minimum number.

          (d)   The directors to retire by rotation pursuant to paragraph (c) above shall include (so far as necessary to obtain the minimum number required and after taking into account the directors to retire under paragraph (e) below) any relevant director who wishes to retire and not to offer himself for re-election. Any further directors to retire shall be those of the other relevant directors who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring director shall be eligible for re-election.

          (e)   In any event, each director shall retire and shall (unless his terms of appointment with the Company specify otherwise) be eligible for re-election at the annual general meeting held in the third calendar year (or such earlier calendar year as may be specified for this purpose in his terms of appointment with the Company) following his last appointment, election or re-election at any general meeting of the Company.

          (f)    At the meeting at which a director retires under any provision of our articles of association, the shareholders may by ordinary resolution fill the vacated office by appointing a person eligible for election as a director under our articles of association to it, and in default the retiring director shall be deemed to have been re-appointed except where:

              (i)  that director has given notice to us that he is unwilling to be elected; or

             (ii)  at such meeting it is expressly resolved not to fill such vacated office or a resolution for the reappointment of such director shall have been put to the meeting and not passed.

          (g)   In the event of the vacancy not being filled at such meeting, it may be filled by the directors as a casual vacancy in accordance with sub-paragraph (a) above.

          (h)   The retirement of a director pursuant to paragraphs (c), (d) and (e) shall not have effect until the conclusion of the relevant meeting except where a resolution is passed to elect some other person in the place of the retiring director or a resolution for his re-election is put to the meeting and not passed and accordingly a retiring director who is re-elected or deemed to have been re-elected will continue in office without break.

  Company Name

        The directors may resolve to change the Company's name.

  Indemnity of Officers

        Subject to the provisions of any relevant legislation, each of our directors and other officers (excluding an auditor) are entitled to be indemnified by us against all liabilities incurred by him in the execution and discharge of his duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a directors as described in "—Differences in Corporate Law—Liability of Directors and Officers."

  Shareholders Meetings

  Annual General Meetings

        We shall in each year hold a general meeting of our shareholders in addition to any other meetings in that year, and shall specify the meeting as such in the notice convening it. The annual general meeting shall be held at such time and place as the directors may appoint.

  Calling of General Meetings

        The directors may call a general meeting of shareholders. The directors must call a general meeting if the shareholders and the Companies Act 2006 require them to do so. The arrangements for the calling of general meetings are described in "—Differences in Corporate Law—Notice of General Meetings."

  Quorum of Meetings

        No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business but the absence of a quorum shall not preclude the appointment of a chairman that shall not be treated as part of the business of a meeting. One or more qualifying persons present at a meeting and between them holding (or being the proxy or corporate representative of the holders of) at least one-third in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted are a quorum. A qualifying person for these purposes is an individual who is a member, a person authorized to act as the representative of a member (being a corporation) in relation to the meeting or a person appointed as proxy of a member in relation to the meeting.

  Other U.K. Law Considerations

  Mandatory Purchases and Acquisitions

        Pursuant to sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for the Company and the offeror has acquired or unconditionally contracted to acquire not less than 90 percent of the voting rights carried by those shares, the offeror may give notice, to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire and is entitled to so acquire, to acquire those shares of the same terms as the general offer.

  Disclosure of Interest in Shares

        Pursuant to Part 22 of the Companies Act 2006 and our articles of association, we are empowered by notice in writing to require any person whom we know to be, or have reasonable cause to believe to be, interested in the Company, our shares or, at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us particulars of any interest, rights, agreements or arrangements affecting any of the shares held by that person or in which such other person as aforesaid is interested (so far as is within his knowledge).

        Under our articles of association, if a person defaults in supplying us with the required particulars in relation to the shares in question ("default shares"), the directors may be notice direct that:

  •
  in respect of the default shares, the relevant member shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings; and/or

  •
  where the default shares represent at least 0.25 percent of their class, (a) any dividend or other money payable in respect of the default shares shall be retained by us without liability to pay interest, and/or (b) no transfers by the relevant member of shares other than certain approved transfers may be registered (unless the member himself is not in default and the transfer does not relate to default shares), and/or (c) any shares held by the relevant number in uncertificated form shall be converted into certificated form.

  Purchase of Own Shares

        Under English law, a public limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares.

        Subject to the above, we may purchase our own shares in the manner prescribed below. We may purchase on a recognized investment exchange our own fully paid shares pursuant to an ordinary resolution of the Company. The resolution authorizing the purchase must:

  •
  specify the maximum number of shares authorized to be acquired;

  •
  determine the maximum and minimum prices that may be paid for the shares; and

  •
  specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

        We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by special resolution of the Company before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Registration Rights

        Under the Investors' Rights Agreement, dated February 23, 2015, or the Investors' Rights Agreement, certain of our shareholders have registration rights for the resale of the ordinary shares held by them. Under this agreement, the holders of approximately 59,540,100 ordinary shares (including in the form of ADSs) have the right to require us to register the offer and sale of their ordinary shares, or the registrable securities (including in the form of ADSs), or to include such registrable securities in registration statements we file, in each case as described below.

  Demand Registration Rights

        At any time after six months following our IPO, the holders of more than fifty percent of the registrable securities than outstanding have the right to demand that we use our best efforts to file a registration statement, provided that the anticipated aggregated offering price for such offering must exceed $10 million. We are only obligated to file up to two registration statements in connection with the exercise of demand registration rights.

        In addition, at any time after we qualify to file a registration statement on Form F-3 (or any substantially similar form such as Form S-3), any holder of registrable securities has the right to demand that we use our commercially reasonable efforts to file a registration statement on Form F-3 (or any substantially similar form such as Form S-3) covering at least $5 million of registrable securities. We are not obligated to file more than two such registration statements in any 12-month period.

  Right to Participate in Company Registrations

        If we propose to register (other than in certain excluded registrations) any ordinary shares or ADSs representing such ordinary shares, shareholders who have entered into the Investors' Rights Agreement are entitled to notice of such registration and to include their registrable securities in that registration. The registration of such shareholders' registrable securities pursuant to a company registration does not relieve us of the obligation to effect a demand registration. The managing underwriter has the right to limit the number of registrable securities included in a company registration if the managing underwriter believes it would interfere with the successful marketing of the ordinary shares or ADSs.

  Expenses of Registration

        Subject to limited exceptions, the Investors' Rights Agreement provides that we must pay all registration expenses in connection with the registration rights set forth above. The Investors' Rights Agreement contains customary indemnification and contribution provisions.

  Termination

        The registration rights set forth above terminate upon the earlier of (1) sale of the company (2) as to a particular holder, when such holder can sell all of its ordinary shares (including in the form of ADSs) without limitation during a three-month period without registration pursuant to Rule 144 under the Securities Act or another exemption; or (3) the fifth anniversary of the completion of our IPO.

Differences in Corporate Law

        The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the Delaware General Corporation Law relating to shareholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company's articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors

Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days' notice of the resolution is given to the company and its shareholders and certain other procedural requirements under the Companies Act 2006 are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing).

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.

Vacancies on the Board of Directors

Under English law, the procedure by which directors (other than a company's initial directors) are appointed is generally set out in a company's articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.

Under Delaware law, vacancies on a corporation's board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors.

	England and Wales	Delaware
Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company's annual accounting reference date.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting

Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings

Under the Companies Act 2006, 21 clear days' notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company's articles of association providing for a longer period, at least 14 clear days' notice is required for any other general meeting. In addition, certain matters (such as the removal of directors or auditors) require special notice, which is 28 clear days' notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders' consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

	England and Wales	Delaware
Preemptive Rights

Under the Companies Act 2006, "equity securities" (being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution ("ordinary shares") or (ii) rights to subscribe for, or to convert securities into, ordinary shares) proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act 2006.

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation's stock.

Liability of Directors and Officers

Under the Companies Act 2006, any provision (whether contained in a company's articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a "qualifying third party indemnity" (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he is successful in defending the claim or criminal proceedings); and (c) provide a "qualifying pension scheme indemnity" (being an indemnity against liability incurred in connection with the company's activities as trustee of an occupational pension plan).

Under Delaware law, a corporation's certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•

any breach of the director's duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•

intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•

any transaction from which the director derives an improper personal benefit.

	England and Wales	Delaware
Voting Rights

Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company's articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company's articles of association may provide more extensive rights for shareholders to call a poll.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting.

England and Wales	Delaware
Shareholder Vote on Certain Transactions	The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

•

the approval at a shareholders' or creditors' meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

•

the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets or dissolution requires:

•

the approval of the board of directors; and

•

approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors	Under English law, a director owes various statutory and fiduciary duties to the company, including:

•

to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

•

to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

• to act in accordance with the company's constitution and only exercise his powers for the purposes for which they are conferred;
• to exercise independent judgment;
• to exercise reasonable care, skill and diligence;
• not to accept benefits from a third party conferred by reason of his being a director or doing (or not doing) anything as a director; and
• a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

	England and Wales	Delaware
Stockholder Suits

Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company's internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director's negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company's affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•

state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•

allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff's failure to obtain the action; or

•

state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

  City Code on Takeovers and Mergers

        If at the time of a takeover offer the U.K. Panel on Takeovers and Mergers (the "Takeover Panel") determines that we have our place of central management and control in the United Kingdom, we would be subject to the U.K. City Code on Takeovers and Mergers (the "Takeover Code"), which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted, including, in particular, certain rules in respect of mandatory offers.

        In July 2018, the Takeover Panel confirmed that, based on our current circumstances, we are not subject to the Takeover Code. As a result, our shareholders are not entitled to the benefit of certain takeover offer protections provided under the Takeover Code. We believe that this position is unlikely to change at any time in the near future but, in accordance with good practice, we will review the situation on a regular basis and consult with the Takeover Panel if there is any change in our circumstances which may have a bearing on whether the Takeover Panel would determine our place of central management and control to be in the United Kingdom.

  Exchange Controls

        There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares or ordinary shares, other than withholding tax requirements. There is no limitation imposed by English law or our articles of association on the right of non-residents to hold or vote shares.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        Citibank, N.A. has agreed to act as the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. London Branch, having its principal office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England.

        We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC's website (www.sec.gov). Please refer to Registration Number 333-203642 or Registration Number 333-212714 when retrieving such copy.

        We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

        Each ADS represents the right to receive and to exercise the beneficial ownership interests in 6 ordinary shares that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

        If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

        In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

        As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the "direct registration system" or "DRS"). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company ("DTC"), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time.

        The registration of the ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

        As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

  Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.

        The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

  Distributions of Shares

        Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

  Distributions of Rights

        Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

        The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to you if:

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  We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

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  We fail to deliver satisfactory documents to the depositary bank; or

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  It is not reasonably practicable to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

  Elective Distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

        The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

        If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.

  Other Distributions

        Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

        If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

        The depositary bank will not distribute the property to you and will sell the property if:

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  We do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

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  We do not deliver satisfactory documents to the depositary bank; or

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  The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

        The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

  Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

        The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

  Changes Affecting Ordinary Shares

        The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

        If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

        After the completion of this offering, the ordinary shares that underlie the ADSs that are being offered for sale pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in any applicable prospectus supplement.

        After the closing of this offer, the depositary bank may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and English legal considerations applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

        When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

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  The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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  All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

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  You are duly authorized to deposit the ordinary shares.

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  The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement).

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  The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

        If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

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  ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

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  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

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  provide any transfer stamps required by the State of New York or the United States; and

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  pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian's offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and English considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the securities represented by your ADSs at any time except for:

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  Temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders' meeting or a payment of dividends;

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  Obligations to pay fees, taxes and similar charges; and

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  Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in "Description of Share Capital—Key Provisions of Our Articles of Association—Shares and Rights Attaching to Them—Voting Rights."

        At our request, the depositary bank will distribute to you any notices of shareholders' meetings received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

        If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder's ADSs in accordance with the voting instructions received from such holder.

        Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated herein). Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges

        As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
Issuance of ADSs upon deposit of ordinary shares (excluding issuances as a result of distributions of ordinary shares)	Up to U.S. 5¢ per ADS issued
Delivery of deposited property against surrender of ADSs	Up to U.S. 5¢ per ADS surrendered
Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held
Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off ordinary shares)	Up to U.S. 5¢ per ADS held
ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank

        As an ADS holder you will also be responsible to pay certain charges such as:

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  taxes (including applicable interest and penalties) and other governmental charges;

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  the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

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  certain cable, telex and facsimile transmission and delivery expenses;

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  the expenses and charges incurred by the depositary bank in the conversion of foreign currency;

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  the fees and expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

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  the fees and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

        ADS fees and charges payable upon (i) deposit of ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of ordinary shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC or presented to the depositary bank via DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

        In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain ADS fees and charges such as the ADS service fee may become payable shortly after the closing of this offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank may agree from time to time.

Amendments and Termination

        We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

        We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

        After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

        The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

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  We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

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  The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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  The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

  •
  We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

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  We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our articles of association or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

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  We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit.

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  We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

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  We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

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  We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

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  We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

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  No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions

        Subject to the terms and conditions of the deposit agreement, the depositary bank may issue to broker/dealers ADSs before receiving a deposit of ordinary shares or release ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions," and are entered into between the depositary bank and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the ordinary shares on deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

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  Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

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  Distribute the foreign currency to holders for whom the distribution is lawful and practical.

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  Hold the foreign currency (without liability for interest) for the applicable holders.

  Governing Law/Waiver of Jury Trial

        The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of England and Wales.

        AS A PARTY TO THE DEPOSIT AGREEMENT, YOU WAIVE YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.

DESCRIPTION OF WARRANTS

        We may issue, separately or together with other securities, warrants to purchase ordinary shares, including ordinary shares represented by ADSs. Each series of warrants will be issued under a separate warrant agreement, the terms of which will be described in the applicable prospectus supplement. The following summary of the terms of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the warrants as well as the form of warrant agreement and the terms of the applicable underlying securities. Therefore, you should carefully consider the actual provisions of those documents.

        The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of any material U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we offer warrants, the forms of warrant agreements and warrant certificates relating to warrants for the purchase of such ordinary shares, including ADSs representing ordinary shares, will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent, which may provide that the securities included in the unit may not be held or transferred separately, at any time or any times before a specified date or upon the occurrence of a specified event or occurrence.

        The applicable prospectus supplement may describe:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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  the terms of the unit agreement governing the units;

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  United States federal income tax considerations relevant to the units; and

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  whether the units will be issued in fully registered global form.

        This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

        We may sell securities:

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  through underwriters;

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  through agents;

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  through dealers;

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  directly to purchasers; or

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  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        The distribution of the securities may be effected from time to time in one or more transactions:

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  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices relating to such market prices; or

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  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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  the name of the agent or any underwriters;

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  the public offering or purchase price and the proceeds we will receive from the sale of the securities;

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  any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

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  all other items constituting underwriting compensation;

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  any discounts and commissions to be allowed or re-allowed or paid to dealers; and

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  any exchanges on which the securities will be listed.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

        Certain legal matters of United States federal law and New York State law will be passed upon for us by Mayer Brown LLP. The validity of the ordinary shares represented by the ADSs and certain other legal matters as to English law will be passed upon for us by Mayer Brown International LLP, our English counsel.

EXPERTS

        The consolidated financial statements of Adaptimmune Therapeutics plc as of December 31, 2018 and December 31, 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change to the revenue recognition method due to the adoption of Accounting Standard Codification Topic 606, Revenue from Contracts with Customers.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

        We are incorporated under the laws of England and Wales. Some of our directors and officers reside outside the United States, and a substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on us or our directors and executive officers (as well as certain directors, managers and executive officers of our subsidiaries) or have any of them appear in a United States court.

        We have appointed Adaptimmune LLC as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction in the

Borough of Manhattan in New York, New York, arising out of or based upon the ADSs, the deposit agreement or the underwriting agreement related to such ADSs.

        Mayer Brown International LLP, our English counsel, has advised us that there is some doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the United States. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

12,500,000 American Depositary Shares

Representing 75,000,000 Ordinary Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

                           , 2020

Joint Book-Running Managers

Cowen

SVB Leerink

Lead Manager

Roth Capital Partners